Exhibit 99.1

Medley Capital Corporation Announces March 31, 2018 Financial Results; Board Declares Dividend of $0.10 Per Share for the Fiscal Second Quarter of 2018

NEW YORK, NY (May 9, 2018) - Medley Capital Corporation (NYSE: MCC) (TASE: MCC) (the “Company”) today announced financial results for its fiscal second quarter ended March 31, 2018.

Second Quarter Highlights

•	Net asset value (“NAV”) of $7.02 per share

•	Declared a dividend of $0.10 per share

•	Net investment income of $0.07 per share

•	Base management fees waived by $380,000 during the quarter related to legacy asset disposition

•	Redeemed $13.0 million in aggregate principal amount of unsecured notes due 2023 (the “2023 Notes”)

Post Quarter-End Highlights

•	Legacy assets declined from 21.2% at December 31, 2017 to 11.2%

•	Legacy asset portfolio reduced by approximately $100 million from December 31, 2017, primarily from repayments and asset sales

Portfolio Investments

The total value of our investments was $746.8 million at March 31, 2018. During the quarter ended March 31, 2018, the Company originated $20.2 million of new investments and had $79.5 million of repayments resulting in net repayments of $59.3 million. As of March 31, 2018, the Company had investments in securities of 64 portfolio companies with approximately 65.8% consisting of senior secured first lien investments, 10.6% consisting of senior secured second lien investments, 9.5% in MCC Senior Loan Strategy JV and 14.1% in equities / warrants. As of March 31, 2018, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 10.4%.

Results of Operations

For the three months ended March 31, 2018, the Company reported net investment income per share and net loss per share of $0.07 and $(0.53), respectively, calculated based upon the weighted average shares outstanding. For the six months ended March 31, 2018, the Company reported net investment income per share and net loss per share of $0.20 and $(1.11), respectively, calculated based upon the weighted average shares outstanding. As of March 31, 2018, the Company’s NAV was $7.02 per share.

Investment Income

For the three months ended March 31, 2018, total investment income was $17.0 million and consisted of $14.3 million of portfolio interest income, $2.2 million of dividend income, and $0.5 million of fee income.

For the six months ended March 31, 2018, total investment income was $37.7 million and consisted of $31.8 million of portfolio interest income, $3.6 million of dividend income, and $2.3 million of fee income.

Expenses

For the three months ended March 31, 2018, total expenses net of the voluntary base management fee waiver were $13.4 million and consisted of the following: base management fees net of fees waived under the voluntary waiver of $3.4 million, interest and financing expenses of $7.5 million, professional fees of $0.6 million, administrator expenses of $1.0 million, directors’ fees of $0.3 million, and other general and administrative related expenses of $0.6 million.

For the six months ended March 31, 2018, total expenses net of the voluntary base management fee waiver were $26.7 million and consisted of the following: base management fees net of fees waived under the voluntary waiver of $7.4 million, interest and financing expenses of $14.2 million, professional fees of $1.1 million, administrator expenses of $1.8 million, directors’ fees of $0.4 million, and other general and administrative related expenses of $1.8 million.

Net Investment Income

For the three and six months ended March 31, 2018, the Company reported net investment income of $3.6 million and $10.8 million, respectively, or $0.07 and $0.20, respectively, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2018, the Company reported net realized losses from investments of $(23.3) million and $(23.4) million, respectively.

For the three and six months ended March 31, 2018, the Company reported a loss on extinguishment of debt of $(1.2) million and $(1.2) million, respectively.

For the three and six months ended March 31, 2018, the Company reported net unrealized depreciation on investments of $(8.1) million and $(47.3) million, respectively.

Liquidity and Capital Resources

On January 31, 2018, the Company voluntarily prepaid the remaining $102.0 million outstanding on the senior secured term loan facility.

On February 7, 2018, the Company elected to reduce the total commitment of the senior secured revolving credit facility (the “Revolving Facility”) to $150.0 million from $200.0 million in order to decrease long-term interest expense by approximately $0.5 million, annually.

As of March 31, 2018, the Company had a cash balance of $65.4 million.

As of March 31, 2018, the Company had $12.0 million of total debt outstanding under its $150.0 million Revolving Facility, $150.0 million outstanding in SBA-guaranteed debentures, $74.0 million outstanding in aggregate principal amount of unsecured notes due 2021, $89.8 million outstanding in aggregate principal amount of the 2023 Notes, and $121.1 million of unsecured notes due 2024.

Dividend Declaration

On May 4, 2018, the Company’s Board of Directors declared a dividend of $0.10 per share, payable on June 21, 2018, to stockholders of record at the close of business on June 6, 2018. The Company has identified 69%, or $0.0689 per share, of this distribution as an interest-related dividend generally exempt from U.S. nonresident withholding tax. This information is subject to change and the specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the Calendar year.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 9, 2018.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call. International callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 7547139. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	March 31, 2018	September 30, 2017
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $558,126 and $625,108, respectively)	$480,365	$575,496
Affiliated investments (amortized cost of $95,394 and $91,027, respectively)	93,793	90,071
Controlled investments (amortized cost of $217,609 and $197,918, respectively)	172,657	171,424
Total investments at fair value	746,815	836,991
Cash and cash equivalents	65,430	108,572
Interest receivable	9,427	9,371
Other assets	3,200	3,322
Fees receivable	692	765
Deferred offering costs	351	307
Receivable for dispositions and investments sold	179	232
Total assets	$826,094	$959,560

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $1,289 and $1,777, respectively)	$10,711	$66,223
Term loan payable (net of debt issuance costs of $0 and $1,046, respectively)	—	100,954
Notes payable (net of debt issuance costs of $9,378 and $4,123, respectively)	275,771	172,752
SBA debentures payable (net of debt issuance costs of $2,563 and $2,846, respectively)	147,437	147,154
Management and incentive fees payable	3,396	4,312
Interest and fees payable	2,725	3,760
Accounts payable and accrued expenses	1,805	1,864
Administrator expenses payable	966	860
Deferred tax liability	631	912
Deferred revenue	250	259
Due to affiliate	127	81
Total liabilities	$443,819	$499,131

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	705,046	705,046
Accumulated undistributed net investment income	2,856	9,528
Accumulated net realized gain/(loss) from investments	(201,173)	(176,663)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(124,508)	(77,536)
Total net assets	382,275	460,429
Total liabilities and net assets	$826,094	$959,560

NET ASSET VALUE PER SHARE	$7.02	$8.45

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended March 31		For the six months ended March 31
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$10,967	$16,890	$24,057	$35,035
Payment-in-kind	872	2,825	2,514	5,686
Affiliated investments:
Cash	491	488	1,068	1,031
Payment-in-kind	770	100	1,619	201
Controlled investments:
Cash	426	354	856	696
Payment-in-kind	815	1,071	1,534	3,043
Total interest income	14,341	21,728	31,648	45,692
Dividend income, net of provisional taxes ($0 and $0, respectively)	2,173	1,050	3,616	1,695
Interest from cash and cash equivalents	26	41	58	64
Fee income	495	1,538	2,344	2,962
Total investment income	17,035	24,357	37,666	50,413

EXPENSES:
Base management fees	3,776	4,496	7,844	9,011
Incentive fees	—	—	—	896
Interest and financing expenses	7,470	9,144	14,229	16,917
Administrator expenses	956	997	1,824	1,913
General and administrative	672	783	1,429	1,480
Professional fees	556	663	1,142	1,314
Directors fees	251	150	398	320
Insurance	130	99	263	199
Expenses before management and incentive fee waivers	13,811	16,332	27,129	32,050
Management fee waiver	(380)	(17)	(380)	(37)
Incentive fee waiver	—	—	—	(44)
Total expenses net of management and incentive fee waivers	13,431	16,315	26,749	31,969
Net investment income before excise taxes	3,604	8,042	10,917	18,444
Excise tax expense	(24)	—	(158)	(267)
NET INVESTMENT INCOME	3,580	8,042	10,759	18,177

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(23,331)	10	(23,352)	(6,288)
Affiliated investments	—	—	—	—
Controlled investments	—	—	—	—
Net realized gain/(loss) from investments	(23,331)	10	(23,352)	(6,288)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	6,323	(12,645)	(28,147)	(11,020)
Affiliated investments	(4,929)	1,984	(646)	1,984
Controlled investments	(9,454)	(9,183)	(18,459)	(8,319)
Net unrealized appreciation/(depreciation) on investments	(8,060)	(19,844)	(47,252)	(17,355)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	190	—	280	—
Loss on extinguishment of debt	(1,158)	(456)	(1,158)	(456)
Net gain/(loss) on investments	(32,359)	(20,290)	(71,482)	(24,099)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(28,779)	$(12,248)	$(60,723)	$(5,922)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.53)	$(0.22)	$(1.11)	$(0.11)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.07	$0.15	$0.20	$0.33
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,474,211	54,474,211	54,474,211
DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.22	$0.32	$0.44

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 75 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) (TASE: MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ: SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark
Teneo Strategy
646-214-8355

1Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2017.